EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-105832 of Georgia Bancshares, Inc. on Form S-8 of our report, dated March 11, 2004, relating to the consolidated financial statements of Georgia Bancshares, Inc. as of December 31, 2004 and for the year then ended, appearing in this Annual Report on Form 10-K of Georgia Bancshares, Inc. for the year ended December 31, 2004.

/s/ Porter Keadle Moore, LLP

Atlanta, Georgia
March 29, 2005